SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 193

Date of Report (Date of earliest event reported) September 18, 2002

BUTLER NATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

Kansas
(State of Incorporation)

0-1678
(Commission File Number)

41-0834293
(I.R.S. Employer Identification No.)

19920 West 161st Street, Olathe, Kansas 66062
(Address of Principal Executive Office)(Zip Code)

Registrant's telephone number, including area code: (913) 780-9595

Former Name, former address and former fiscal year if changed since last report:

Item 5.Other Events
Butler National Corporation reported that on September 18, 2002 the Company issued a press release regarding the filing of Butler National Corporation's quarterly report on Form 10-Q with the Securities and Exchange Commission for the period ending July 31, 2002. See Exhibit 99.

Signatures Pursuant to the requirements of the Securities & Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.
Butler National Corporation (Registrant)
September 18, 2002 (Date) September 18, 2002 (Date)	/S/Clark D. Stewart Clark D. Stewart President and Chief Executive Officer /S/Angela D. Seba Angela D. Seba Chief Financial Officer